UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

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SIENTRA, INC.
(Exact name of registrants as specified in its charters)

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Delaware (State or other jurisdiction of incorporation or organization)	001-36709 (Commission File Number)	20-5551000 (I.R.S. Employer Identification Number)

3333 Michelson Drive, Suite 650 Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)
805-562-3500
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

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Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 in this Current Report on Form 8-K (this “Current Report”) is hereby incorporated by reference into this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on February 12, 2024 (the “Petition Date”), Sientra, Inc. (the “Sientra”) and certain of its direct and indirect subsidiaries (together with Sientra, the “Company”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Sientra, Inc., et al.

On February 13, 2024, the Company filed a motion with the Bankruptcy Court (the “Bid Procedures Motion”) for:

(I)
an order (a) approving bid procedures for the sale of substantially all of the Company’s assets; (b) approving procedures for the assumption and assignment of executory contracts and unexpired leases; (c) approving certain bid protections in connection with the Company’s entry into any potential stalking horse agreement; (d) scheduling the auction and sale hearing; (e) approving the form and manner of notice thereof; and (f) granting related relief; and
(II)
an order (a) approving the sale of the Company’s assets free and clear of all encumbrances and (b) approving the assumption and assignment of executory contracts and unexpired leases.

On March 5, 2024, the Bankruptcy Court entered an order approving the Bid Procedures Motion (the “Bid Procedures Order”). Among other things, the Bid Procedures Order includes dates, deadlines, and other requirements for the submission of “qualified bids” with respect to the purchase of substantially of the Company’s assets.

On March 28, 2024, pursuant to the Bid Procedures Order, the Company held an auction among several bidders and at the conclusion of the auction the Company declared:

(I)
Tiger Aesthetics Medical, LLC (“Tiger”) as the successful bidder for substantially all of the Company’s assets, exclusive of the Biocorneum products business (the “Tiger Sale Assets”); and
(II)
Nuance Intermediary, LLC (“Nuance”) as the successful bidder for the assets related to the Company’s Biocorneum products business (the “Nuance Sale Assets”).

Subsequently, subject to the approval of the Bankruptcy Court, the Company entered into: (I) the Asset Purchase Agreement with Tiger regarding the sale of the Tiger Sale Assets on April 4, 2024 (the “Tiger APA”); and (II) the Asset Purchase Agreement with Nuance regarding the sale of the Nuance Sale Assets on March 28, 2024 (the “Nuance APA” and, together with the Tiger APA, the “APAs”),

On April 1, 2024, the Company filed the Notice of Successful Bidders with Bankruptcy Court. On April 10, 2024, the Bankruptcy Court held the sale hearing and on April 11, 2024 the Bankruptcy Court issued orders approving the Company’s entry into the Tiger APA (the “Tiger Sale Order”) and the Nuance APA (the “Nuance Sale Order”).

The Tiger APA

Pursuant to the terms of the Tiger APA, and subject to the conditions set forth therein, Tiger has agreed to acquire the Tiger Sale Assets free and clear of all claims, liens, encumbrances and all other interests, as set forth in the Tiger Sale Order (the “Tiger Transaction”) for a total purchase price of $42.5 million (the “Tiger Purchase Price”). Tiger has deposited $3.9 million of the Tiger Purchase Price into an escrow account as a good faith deposit, and such amount will either be (I) credited to the Tiger Purchase Price payable and released to the Company upon the closing of the Tiger Transaction, (II) released to the Company upon the termination of the Tiger APA in certain

5

circumstances in which Tiger has breached the Tiger APA, or (III) released to Tiger if the Tiger APA is terminated for other reasons. On April 16, 2024, Tiger and the Company entered into the First Amendment to the Tiger APA (the “Amended Tiger APA”), which extended the outside date to close the Tiger Transaction from April 17, 2024 to April 22, 2024, and allows for a further extension of the outside date to April 24, 2024 under certain circumstances.

The Nuance APA

Pursuant to the terms of the Nuance APA, and subject to the conditions set forth therein, Nuance agreed to acquire the Nuance Sale Assets all free and clear of all claims, liens, encumbrances and all other interests, as set forth in the Nuance Sale Order (the “Nuance Transaction” and, together with the Tiger Transaction, the “Transactions”) for a total purchase price of $8.0 million (the “Nuance Purchase Price”). Following its entry into the Nuance APA, Nuance deposited $800,000 of the Nuance Purchase Price into an escrow account as a good faith deposit which amount was credited to the Nuance Purchase Price and released to the Company upon the closing of the Nuance Transaction. The Nuance Transaction closed on April 17, 2024.

Other Provisions of the APAs

Each of the APAs contain customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. None of the representations, warranties or pre‑closing covenants contained in either of the APAs survive the closing nor do either of the APAs provide for indemnification for any breach of such representations, warranties or covenants.

The Nuance Transaction was completed on April 17, 2024. The completion of the Tiger Transaction is subject to a number of customary conditions, which, among others, include the performance by each party of its obligations under the Tiger APA, and the accuracy of each party’s representations. The Tiger APA contains certain termination rights for the Company and Tiger, including the right to terminate the Tiger APA if certain conditions precedent to closing are not met.

The foregoing summaries of the Tiger APA, the Amended Tiger APA and the Nuance APA are not complete and are qualified in their entirety by reference to, respectively: (I) the full text of the Tiger APA, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference; (II) the full text of the Amended Tiger APA, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference; and (III) the Nuance APA, a copy of which is attached hereto as Exhibit 2.3 and is incorporated herein by reference. The representations, warranties and covenants set forth in the APAs have been made only for purposes of the Tiger APA or the Nuance APA, as applicable, and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the APAs instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in each of the APAs may change after the date of such APA. Accordingly, each of the APAs are included with this Current Report on Form 8-K only to provide investors with information regarding their terms and not to provide investors with any other factual information regarding the Company as of the date of the APAs or as of any other date.

Each of the APAs and the Amended Tiger APA, as well as all other Bankruptcy Court filings and further information about the Chapter 11 Cases, can be accessed free of charge at a website maintained by the Company's claims agent Epiq at https://dm.epiq11.com/case/sientra/info. The information in the Company’s website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 describing the Nuance APA and the Nuance Transaction is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding: the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any final orders relating to the DIP Credit Agreement; the Company’s ability to access the full amount available under the DIP Credit Agreement which requires the satisfaction of certain conditions that may not be satisfied for various reasons, including for reasons outside of the Company’s control; the ability of the Company to consummate a sale of all or substantially all of the Company’s assets; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the sale of all or substantially all of the Company’s assets, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the trading of the Company’s common stock on the OTC Pink Marketplace; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity and legal and regulatory proceedings. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the SEC, including those in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Numbers	Description
2.1	Asset Purchase Agreement, dated as of April 4, 2024, by and between Tiger Aesthetics Medical, LLC, Sientra, Inc., Mist Holdings, Inc., Mist, Inc. and Mist International, Inc.
2.2	First Amendment to Asset Purchase Agreement, dated as of April 16, 2024, by and between Tiger Aesthetics Medical, LLC, Sientra, Inc., Mist Holdings, Inc., Mist, Inc. and Mist International, Inc.
2.3	Asset Purchase Agreement, dated as of March 28, 2024, by and between Nuance Intermediary, LLC, Sientra, Inc., Mist Holdings, Inc., Mist, Inc. and Mist International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2024	SIENTRA, INC.

	By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer